UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  February 25, 2016
DLH Holdings Corp.
(Exact name of registrant as specified in its charter)

COMMISSION FILE NUMBER:  0-18492

New Jersey	22-1899798
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3565 Piedmont Road, NE Building 3, Suite 700
Atlanta, GA 30305
(Address and zip code of principal executive offices)

(866) 952-1647
(Registrant's telephone number, including area code)

CHECK THE APPROPRIATE BOX BELOW IF THE FORM 8-K FILING IS INTENDED TO SIMULTANEOUSLY SATISFY THE FILING OBLIGATION OF THE REGISTRANT UNDER ANY OF THE FOLLOWING PROVISIONS:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) As previously announced, T. Stephen Johnson did not stand for re-election to the board of directors of DLH Holdings Corp. (the “Company”) and his resignation from the board of directors became effective February 25, 2016.

(e) At the Annual Meeting of Shareholders of the Company held on February 25, 2016 (the “2016 Annual Meeting”), the shareholders of the Company approved the 2016 Omnibus Equity Incentive Plan (the “2016 Plan”). The Company’s board of directors adopted the 2016 Plan on December 22, 2015, subject to shareholder approval at the 2016 Annual Meeting. The 2016 Plan became effective on February 25, 2016 upon receipt of the requisite approval of the Company’s shareholders.

The purpose of the 2016 Plan is to assist the Company and its subsidiaries in attracting and retaining selected individuals who, serving as our employees, directors, consultants and/or advisors, are expected to contribute to our success and to achieve long-term objectives which will benefit our shareholders through the additional incentives inherent in the awards under the 2016 Plan. The maximum number of shares of our common stock that are available for awards under the 2016 Plan (subject to the adjustment provisions of the 2016 Plan) is 1,000,000 shares. Under the 2016 Plan, options, stock appreciation rights, restricted stock awards, restricted stock unit awards, other share-based awards and performance awards may be granted to eligible participants. Subject to the reservation of authority by our board of directors to administer the 2016 Plan and act as the committee thereunder, the 2016 Plan will be administered by the Management Resources and Compensation Committee, which has the authority to determine the terms and conditions of awards, and to interpret and administer the 2016 Plan. A more detailed summary of the 2016 Plan is set forth in Proposal 2 of the Company’s definitive proxy statement for the Annual Meeting, filed with the Securities and Exchange Commission on January 15, 2016 (the “Proxy Statement”). The summary in this report of the 2016 Plan and the more detailed summary of the 2016 Plan set forth in the Proxy Statement are qualified in their entirety by reference to the 2016 Plan, a copy of which was attached as Appendix A to the Company’s Proxy Statement and is hereby incorporated by reference herein.

Item 5.07	Submission of Matters to a Vote of Security Holders

DLH Holdings Corp. held its 2016 Annual Meeting of Shareholders on February 25, 2016 in Atlanta, Georgia. The results of the matters voted on by the shareholders are set forth below. Only shareholders of record as of the close of business on January 6, 2016 were entitled to vote at the 2016 Annual Meeting. As of the record date, 9,716,929 shares of common stock of the Company were outstanding and entitled to vote at the 2016 Annual Meeting. At the 2016 Annual Meeting, 8,931,309 shares of common stock of the Company were represented, in person or by proxy, constituting a quorum.

The proposals presented to the Company’s shareholders at the 2016 Annual Meeting are described in detail in the Company’s Proxy Statement. The final results for the votes regarding each proposal are set forth below.

Proposal 1 – Election of seven directors nominated by the Board to serve until the Company’s 2017 Annual Meeting and until their respective successors are duly elected and qualified

The seven nominees who received the highest number of votes (all of the below individuals) were elected to the board of directors to hold office for a one-year term and until their respective successors are elected and qualified. The shareholders voted to elect the following seven directors by the votes indicated below:

Nominee	For	Withheld	Broker Non-Votes
William H. Alderman	6,164,442	36,996	2,729,871
Martin J. Delaney	6,030,951	170,487	2,729,871
Elder Granger	6,161,442	39,996	2,729,871
Frances M. Murphy	6,169,162	32,276	2,729,871
Zachary C. Parker	6,172,162	29,276	2,729,871
Frederick G. Wasserman	6,172,162	29,276	2,729,871
Austin J. Yerks	6,161,442	39,996	2,729,871

Proposal 2 – Adoption of 2016 Omnibus Equity Incentive Plan

The shareholders approved the adoption of the 2016 Omnibus Equity Incentive Plan by the following votes:

For	Against	Abstain	Broker Non-Votes
6,012,860	186,932	1,646	2,729,871

Proposal 3 – Advisory Vote on the Compensation of the Company’s Named Executive Officers

The shareholders approved, on an advisory basis, the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K and contained in the Company’s Proxy Statement, by the following votes:

For	Against	Abstain	Broker Non-Votes
6,043,021	156,356	2,061	2,729,871

Proposal 4 – Ratification of Selection of Independent Registered Public Accounting Firm

The shareholders voted to ratify the appointment of Withum, Smith + Brown, P.C. as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2016, by the following votes:

For	Against	Abstain
8,902,171	24,611	4,527

Item 9.01	Financial Statements and Exhibits

(d)	The following exhibit is attached to this Current Report on Form 8-K:

Exhibit Number	Exhibit Title or Description
10.1	2016 Omnibus Equity Incentive Plan (incorporated by reference to Appendix A to the Company’s definitive Proxy Statement)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

DLH Holdings Corp.

By /s/ Zachary C. Parker
Name: Zachary C. Parker
Title: Chief Executive Officer
Date: March 1, 2016

EXHIBIT INDEX

Exhibit Number	Description ____________________

10.1	2016 Omnibus Equity Incentive Plan (incorporated by reference to Appendix A to the Company’s definitive Proxy Statement)